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                                                                    EXHIBIT 11.1

                              C. BREWER HOMES, INC.

      STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
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

                                                    Fiscal Year Ended

                                   -------------------------------------------------
                                   March 31, 1997   March 31, 1996    March 31, 1995
                                   --------------   --------------    --------------
Class A common shares.............    3,087            2,700             2,591
Class B common shares.............    5,245            5,633             5,745
                                      -----            --------          -----
Weighted average number of common
     shares outstanding...........    8,332            8,333             8,336
                                      -----            -----             -----
                                      -----            -----             -----
Net income (loss).................   (2,791)          (1,467)            1,755
                                      -----            -----             -----
                                      -----            -----             -----
Earnings (loss) per common share..  $(0.36)           $(0.18)           $ 0.21
                                     -------          -------           ------
                                     -------          -------           ------

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